UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2,  2007
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Procera Networks, Inc.
(Exact name of Registrant as specified in its charter)
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Nevada	000-49862	33-0974674
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Cooper Court, Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 354-7200
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2007, in connection with his retirement as Chief Executive Officer and Chairman of the Board of Directors of Procera Networks, Inc. (the “Company’), Douglas J. Glader entered into a Retirement Agreement with the Company.  Pursuant to this agreement, Mr. Glader is entitled to receive benefits equal to 18 months of his base salary as well as a maximum of 18 months health care continuation under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) paid for by the Company.  The Retirement Agreement also contains a general release of claims by Mr. Glader in favor of the Company and a general release of claims by the Company in favor of Mr. Glader, subject to certain exceptions.

On November 2, 2007, in connection with his appointment as Interim Chief Executive Officer, the Compensation Committee of the Board of Directors increased Thomas H. Williams’ salary to $245,000 with a bonus potential of 80%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.
By:	/s/ Thomas H. Williams
	Name:	Thomas H. Williams
	Title:	Chief Financial Officer & Interim Chief Executive Officer

Dated: December 4, 2007